vnce-ex301_7.htm

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017 (September 6, 2017)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.02  Unregistered Sales of Equity Securities.

On September 8, 2017, in connection with the closing of its previously-announced rights offering, Vince Holding Corp. (“Vince”) issued an aggregate of 17,831,247 shares (the “Shares”) of its common stock, par value $0.01 per share, to Sun Cardinal, LLC and SCSF Cardinal, LLC, affiliates of Sun Capital Partners, Inc. (collectively, the “Investors”) for an aggregate purchase price of approximately $8.0 million, pursuant to the previously disclosed Investment Agreement, dated as of August 10, 2017, between Vince and the Investors. The Investors purchased the Shares at the rights offering subscription price of $0.45 per share.

The sale of the Shares was made in reliance on the exemption from registration of Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2017, Vince filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of its common stock from one hundred million (100,000,000) shares of common stock to two hundred fifty million (250,000,000) shares of common stock (the “Authorized Shares Increase”).  The Authorized Shares Increase was effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware.  The Authorized Shares Increase was approved by Vince’s board of directors on August 7, 2017 and the shareholders holding a majority of the total issued and outstanding shares of common stock on August 8, 2017. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.01.

Item 8.01  Other Events.

On September 8, 2017, Vince completed its rights offering and, in connection therewith, issued approximately 48.8 million shares of common stock to the rights offering participants, raising gross proceeds of approximately $22.0 million.  The Company raised aggregate gross proceeds of $30.0 million between the rights offering and related backstop investment pursuant to the Investment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.01	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Vince Holding Corp., filed with the Secretary of State of the State of Delaware on September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: September 8, 2017	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.01	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Vince Holding Corp., filed with the Secretary of State of the State of Delaware on September 6, 2017.